UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2016

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-9500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07 Submission of Matters to a Vote of Security Holders
SIGNATURES

Item 5.07 Submission of Matters to a Vote of Security Holders.

At MetLife, Inc.’s (the “Company’s”) annual meeting of shareholders on June 14, 2016, the shareholders:

•	elected twelve Directors, each for a term expiring at the Company’s 2017 annual meeting of shareholders;

•	approved a proposal to advise the Board to adopt a by-law designating Delaware the exclusive forum for certain legal actions;

•	ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditor for 2016;

•	approved, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the Company’s 2016 Proxy Statement;

•	did not approve a shareholder proposal to adopt a policy that the Chairman of the Board of Directors be an independent director; and

•	did not approve a shareholder proposal to adopt shareholder right to act by written consent.

Election of Directors:

Nominee Name	Votes For	Votes Against	Abstained	Broker Non-Votes
Cheryl W. Grisé	903,801,443	13,797,119	1,421,961	65,619,145
Carlos M. Gutierrez	913,498,738	4,580,326	941,459	65,619,145
R. Glenn Hubbard, Ph.D.	915,152,747	2,948,578	919,198	65,619,145
Steven A. Kandarian	884,487,586	30,820,664	3,712,273	65,619,145
Alfred F. Kelly, Jr.	911,311,526	6,749,334	959,663	65,619,145
Edward J. Kelly, III	915,082,372	2,997,891	940,260	65,619,145
William E. Kennard	911,277,851	6,783,729	958,943	65,619,145
James M. Kilts	903,425,826	14,606,962	987,735	65,619,145
Catherine R. Kinney	914,919,262	3,194,569	906,692	65,619,145
Denise M. Morrison	909,651,971	8,428,866	939,686	65,619,145
Kenton J. Sicchitano	905,819,037	12,236,900	964,586	65,619,145
Lulu C. Wang	914,175,375	3,923,191	921,957	65,619,145

	Votes For	Votes Against	Abstained	Broker Non-Votes
Adopt a by-law designating Delaware the exclusive forum for certain legal actions	631,254,542	284,820,080	2,945,901	65,619,145

Ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for 2016	975,323,446	8,434,783	881,439	0

Approve the compensation paid to the Company’s Named Executive Officers	891,668,599	25,684,606	1,667,318	65,619,145

Shareholder proposal to adopt a policy that the Chairman of the Board of Directors be an independent director	246,086,287	671,397,183	1,537,053	65,619,145

Shareholder proposal to adopt shareholder right to act by written consent	359,113,450	557,685,503	2,221,570	65,619,145

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Timothy J. Ring
Name:	Timothy J. Ring
Title:	Senior Vice President and Secretary

Date: June 15, 2016